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SAFECO Corporation and Subsidiaries

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SUBSIDIARIES OF THE REGISTRANT                                        Exhibit 21
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The listing below includes the material subsidiaries of the Corporation. All subsidiaries are owned 100% by SAFECO Corporation. The Corporation does not have ownership interests in any special purpose entities that are not included in the Consolidated Financial Statements.

 1. SAFECO Insurance Company of America (WA)

    A. SAFECO Insurance Company of Oregon (OR)

    B. SAFECO Management Corporation (NY)

    C. SAFECO Surplus Lines Insurance Company (WA)

 2. General Insurance Company of America (WA)

    A. SAFECO Insurance Co. of Pennsylvania (PA)

 3. First National Insurance Company of America (WA)

 4. SAFECO National Insurance Company (MO)

 5. SAFECO Insurance Company of Illinois (IL)

    A. Insurance Company of Illinois (IL)

 6. American States Insurance Company (IN)

 7. American Economy Insurance Company (IN)

    A. American States Insurance Co. of Texas (TX)

 8. American States Preferred Insurance Co. (IN)

 9. SAFECO Life Insurance Company (WA)

    A. American States Life Insurance Company (IN)

    B. First SAFECO National Life Insurance
         Company of New York (NY)

    C. Medical Risk Managers, Inc. (DE)

    D. SAFECO National Life Insurance Company (WA)

10. SAFECO Administrative Services, Inc. (WA)

    A. Employee Benefit Claims of Wisconsin, Inc. (WI)

    B. Wisconsin Pension and Group Services, Inc. (WI)

11. SAFECO Assigned Benefits Service Company (WA)

12. SAFECO Asset Management Company (WA)

13. SAFECO Securities, Inc. (WA)

14. SAFECO Services Corporation (WA)

15. SAFECO Trust Company (WA)

16. SAFECO Financial Products, Inc. (WA)

17. SAFECO Capital Trust I (WA)

18. SAFECO Properties, Inc. (WA)

19. General America Corporation (WA)

    A. F.B. Beattie & Co., Inc. (WA)

    B. General America Corporation of Texas (TX) -- (Attorney-in-fact) for:

       a.  American States Lloyds Insurance Company (TX)

       b.  SAFECO Lloyds Insurance Company (TX)

    C. R.F. Bailey Holdings, Ltd. (UK)

    D. SAFECO Financial Institution Solutions, Inc. (CA)

    E. SAFECO Investment Services, Inc. (WA)

    F. Talbot Financial Corporation (WA)

20. SAFECO UK, Limited (UK)


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